Exhibit 99.1

Bank of Florida Corp. to Present at the 14th Annual Gulf South Bank Conference

NAPLES, Fla.--(BUSINESS WIRE)--May 4, 2009--Bank of Florida Corporation (Nasdaq:BOFL), a $1.6 billion-asset multi-bank holding company based in Naples, Florida, today announced that it will participate as a presenter at the 14th Annual Gulf South Bank Conference to be held May 7-8, 2009 in New Orleans, Louisiana. The Gulf South Bank Conference is recognized by the investment community as one of the premier regional bank conferences with an emphasis on small-to-mid cap companies and will feature senior executives from 25 financial institutions across the Southeast.

Michael L. McMullan, President and CEO, and Tracy L. Keegan, Chief Financial Officer, will discuss Bank of Florida’s business strategies and recent financial performance.

A webcast of the presentation will occur at 10:40 AM Central Time on May 8, 2009 and may be accessed live via the following weblink: http://investor.shareholder.com/media/eventdetail.cfm?eventid=68623&CompanyID=BOFL&e=1&mediaKey=2677C9841362604E27455BF8B8EA496B

Investors may also access the webcast by going to the Company’s website at www.bankofflorida.com.

Bank of Florida Corporation

Bank of Florida Corporation (Nasdaq: BOFL) is a $1.6 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on "Investor Relations." To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2009 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Bank of Florida Corporation
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
OR
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com